EXHIBIT 21
List of Subsidiaries

Aberuchill Ltd.
Atlantic Maritime Services, Inc.
British American Offshore Limited
LeTourneau Technologies, Inc.
LeTourneau Technologies America, Inc.
LeTourneau Technologies Asia Pte. Ltd.
LeTourneau Technologies (Australia) Pty. Ltd.
LeTourneau Technologies Brazil, Inc.
LeTourneau Technologies Canada Ltd.
LeTourneau Technologies Comércio de Equipamentos Industriais do Brasil Ltda.
LeTourneau Technologies (Dalian) Co., Ltd.
LeTourneau Technologies Drilling Systems, Inc.
LeTourneau Technologies International, Inc.
LeTourneau Technologies Middle East FZE
LeTourneau Technologies South America, Inc.
RCI Drilling International, Inc.
RCI International, Inc.
RDC Arabia Drilling, Inc.
RDC Drilling, Ltd.
RDC Drilling International, Inc.
RDC International, Inc.
RDC Marine, Inc.
RDC Qatar, Inc.
Rowan 240C#3, Inc.
Rowan 240C#4, Inc.
Rowan Angola Limitada
Rowan Canada Limited
Rowan Drilling & Aviation (Netherlands) B.V.
Rowan Drilling Company, Inc.
Rowan Drilling (U.K.) Ltd.
Rowan Finance Company
Rowan International, Inc.
Rowan J.P. Bussell, Inc.
Rowan Marine Drilling, Inc.
Rowan Marine Services, Inc.
Rowan Middle East, Inc.
Rowan North Sea, Inc.
Rowan Petroleum, Inc.
Rowan Ralph Coffman, Inc.
Rowandrill, Inc.
Rowan S116E#1, Inc.
Rowan S116E#2, Inc.
Rowan S116E#3, Inc.
Rowan S116E#4, Inc.